UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Piedmont Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2026, Piedmont Realty Trust, Inc. (the “Registrant”) and its operating partnership, Piedmont Operating Partnership, LP (“Piedmont OP”), entered into an amendment (the “Amendment”) to its Term Loan Agreement, dated January 30, 2024, as amended (the “Term Loan Agreement”) to, among other things, increase the principal amount to $400 million from $325 million and extend the maturity date to May 28, 2031. Subject to certain conditions, the Registrant may prepay the loans outstanding under the Term Loan Agreement, in whole or in part, at any time without premium or penalty. Additionally, the Amendment provides for an increase or decrease to the Registrant’s debt rating as the basis for determining the applicable interest rate as set forth below:

Level	Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or higher	0.75%	0.00%
2	BBB+/Baa1	0.80%	0.00%
3	BBB/Baa2	0.90%	0.00%
4	BBB-/Baa3	1.15%	0.15%
5	< BBB-/Baa3	1.55%	0.55%

Notwithstanding the above, if (i) the Registrant’s Total Leverage Ratio (as defined in the Term Loan Agreement) at the end of the fiscal quarter is 35% or less and the credit ratings of the Registrant or Piedmont OP from S&P and Moody’s are BBB/Baa2, then Level 2 shall apply and (ii) the Total Leverage Ratio at the end of the fiscal quarter is 35% or less and the credit ratings of the Registrant or Piedmont OP from S&P and Moody’s are BBB-/Baa3, then Level 3 shall apply. As of May 28, 2026, the applicable interest rate is SOFR + 1.15%.

The Registrant guarantees Piedmont OP’s obligations under the Term Loan Agreement. Upon the occurrence of certain events of default under the Term Loan Agreement, the outstanding principal amount and any accrued interest may be declared immediately due and payable.

The foregoing does not purport to be a complete description of the terms of the Amendment to the Term Loan Agreement and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 4 to Term Loan Agreement, dated as of May 28, 2026, by and among Piedmont Operating Partnership, LP, Piedmont Realty Trust, Inc., Truist Securities, Inc., JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association, as Joint Lead Arrangers, Truist Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, Bank of America, N.A., and Wells Fargo Bank, N.A., as Co-Syndication Agents, and Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association, as Co-Documentation Agents and each lender signatory thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Realty Trust, Inc.
(Registrant)

Dated: May 28, 2026	By:	/s/ Laura P. Moon
Laura P. Moon
Executive Vice President and Chief Accounting Officer